Exhibit 99.1

PRESS RELEASE	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

Contact:
eLoyalty Corporation
Chris Min, Vice President and Chief Financial Officer
(847) 582-7222
ir@eloyalty.com

eLoyalty Corporation Completes $15 million Rights Offering

LAKE FOREST, IL, September 15, 2008 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise Customer Relationship Management services and solutions company, today announced that it has completed its previously announced Rights Offering. eLoyalty received gross proceeds of approximately $15 million.

Under terms of the Rights Offering, eLoyalty distributed non-transferable subscription rights to purchase up to an aggregate of 2,645,395 shares of eLoyalty’s common stock, at a price of $5.67 per share, to persons who owned shares of eLoyalty’s common stock or Series B Preferred Stock as of the close of business on August 13, 2008, the record date for the Rights Offering. The subscription period began on August 14, 2008 and ended on September 12, 2008.

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include the Behavioral Analytics™ Service, Integrated Contact Solutions and Consulting Services, each of which enables focused business transformation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.